Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
March 2, 2005	Peter Thonis
212-395-0500
peter.thonis@verizon.com

Verizon: MCI May Engage in Further Discussions with

Qwest for Two Weeks, Subject to Agreement

Provisions

— Verizon Issues Statement —

NEW YORK — Verizon Communications Inc. (NYSE:VZ) and MCI, Inc. (NASDAQ:MCIP) have agreed that MCI may engage in further discussions with Qwest Communications International Inc. (NYSE:Q) through March 17, subject to the applicable provisions of the Feb. 14 agreement for Verizon to acquire MCI. The following statement has been issued by Verizon:

“Verizon recognizes that it is in the best interests of the stakeholders of both Verizon and MCI to address recent market speculation regarding Qwest’s claims that it can deliver greater value to MCI’s shareholders. Notwithstanding this speculation, we believe that this process will result in MCI reaching the same conclusion that it reached after seven months of discussions with Qwest.

“Verizon is the best partner for MCI, with the most compelling value proposition for its shareholders. Verizon is a financially strong, diversified communications company positioned for growth across all customer segments with both wired and wireless products. The company has a proven track record of completing transactions and delivering value for customers, employees, bondholders and shareholders.”

Verizon News Release, page 2

Following is Verizon’s letter to MCI:

Verizon Communications Inc. 1095 Avenue of the Americas New York, NY 10036 March 2, 2005

MCI, Inc.

22001 Loudoun County Parkway

Ashburn, Virginia 20147

Ladies and Gentlemen:

You and we are party to the Agreement and Plan of Merger dated as of February 14, 2005 among Verizon Communications Inc., Eli Acquisition, LLC and MCI, Inc. (the “Agreement”). Capitalized terms used without definition in this letter have the meanings ascribed to them in the Agreement.

Section 6.5(a) of the Agreement provides that you may not furnish information to or engage in discussions with Persons who make a Takeover Proposal without making certain specified findings. The purpose of this letter is to reflect our agreement that, from and after the date hereof and prior to March 18, 2005 you and your Representatives may engage in the activities described in subparagraphs (x) and (y) of Section 6.5(a) of the Agreement with Qwest Communications International, Inc. or its Representatives without having made the determinations contemplated by the proviso immediately following clause (y) thereof. For the avoidance of doubt, nothing in this letter shall relieve you of the obligation to comply with the other provisions of the Agreement, including the other provisions of Section 6.5, or prejudice your ability to make any future determination under the above-referenced proviso.

Please signify your concurrence with the foregoing by signing below.

Sincerely,

VERIZON COMMUNICATIONS INC.

By:	John W. Diercksen

Accepted and agreed:

MCI, INC.

By:	Anastasia D. Kelly

Verizon News Release, page 3

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Verizon intends to file a registration statement, including a proxy statement of MCI, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Verizon and MCI, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents at www.verizon.com/investor, or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Free copies of MCI’s filings are available at www.mci.com/about/investor_relations, or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147.

Verizon, MCI, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareowners with respect to the proposed transaction. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2004 annual meeting of shareholders, dated March 15, 2004. Information about MCI’s directors and executive officers is available in MCI’s annual report on Form 10-K for the year ended December 31, 2003. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.